Exhibit 23.1

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 30, 2019 relating to the financial statements of Piedmont Lithium Limited and its subsidiaries (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended June 30, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Perth, Australia
November 1, 2019